EXHIBIT 4.2






                          REGISTRATION RIGHTS AGREEMENT


                                     Between


                             PINNACLE SYSTEMS, INC.


                                       and


                            MIRO COMPUTER PRODUCTS AG


                           Dated as of August 29, 1997



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                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made effective as of August 31, 1997, between PINNACLE SYSTEMS, INC., a California corporation (the "Company"), and MIRO COMPUTER PRODUCTS AG, a corporation organized under the laws of Germany ("Miro").


                                    RECITALS

         A. Pursuant to the terms of the Asset Purchase Agreement dated as of August 29, 1997 (the "Purchase Agreement"), by and among the Company, Pinnacle Systems GmbH, Pinnacle Systems C.V., Pinnacle Systems, Ltd. and Miro, Miro shall acquire from the Company Two Hundred Three Thousand Five Hundred Sixty-Five (203,565) fully paid and nonassessable shares of the Company's Common Stock, no par value (the "Pinnacle Shares").

         B. The Purchase Agreement provides for the execution and delivery of this Agreement at the closing of the transactions contemplated thereby.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions herein and in the Purchase Agreement, the parties hereto hereby agree as follows:


                                    SECTION 1
                               REGISTRATION RIGHTS

         1.1      Shelf Registration.

                  (a) Initial Payment Shares. As promptly as practicable and in any event within 14 days after the issuance of the shares of Pinnacle Common Stock in connection with the Closing under the Purchase Agreement and pursuant to Section 2.5(a)(i) of the Purchase Agreement, the Company shall file a registration statement on Form S-3 under the Securities Act covering such Pinnacle Shares.

                  (b) Earnout Payment Shares. As promptly as practicable and in any event within 14 days after the issuance of shares of Pinnacle Common Stock in connection with the Earnout Payment (as such term is defined in the Purchase Agreement) and pursuant to Section 2.5(a)(ii) of the Purchase Agreement, the Company shall file a registration statement on Form S-3 under the Securities Act covering such Pinnacle shares.

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                  (c)  Obligations  of  the  Company.  In  connection  with  any registration of Registrable Securities pursuant to this Section 1.1, the Company shall:

                           (i) Use its commercially reasonable efforts to cause such registration statement to become effective and to remain effective until the earlier of (A) the second anniversary of the date of issuance of the Pinnacle Shares, (B) the sale of all of such shares of Registrable Securities so registered or (C) such time as all of the Registrable Securities can be sold by Holders within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 thereunder.

                           (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus (the "Prospectus") used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement.

                           (iii) Furnish to the participating Holders or the underwriters such number of copies of any Prospectus (including any preliminary Prospectus and any amended or supplemented Prospectus), in conformity with the requirements of the Securities Act, as the Holders may reasonably request in order to effect the offering and sale of the shares of Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current.

                           (iv) Use its best efforts to register or qualify the shares of Registrable Securities covered by such registration statement under the securities or Blue Sky laws of such states as the participating Holders shall reasonably request, maintain any such registration or qualification current until the earlier of (A) the second anniversary of the date of this Agreement, (B) the sale of all the shares of Registrable Securities so registered or (C) such time as all of the Registrable Securities can be sold by Holders within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 thereunder; provided, however, that the Company shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified.

                           (v) Take all such other action either necessary or desirable to permit the shares of Registrable Securities held by Miro (or its permitted assignees) to be registered and disposed of in accordance with the method of disposition described herein.

                           (vi) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each participating Holder participating in such underwriting shall also enter into and perform its obligations under any such agreement.


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                           (vii)  Cause all  Registrable  Securities  registered
         pursuant to this Section 1.1 to be listed on The Nasdaq National Market or such other exchange as the Company's Common Stock is then listed or quoted.

                  (d) Notwithstanding anything else in this Section 1.1, if, at any time during which a Prospectus is required to be delivered in connection with the sale of Registrable Securities, the Board of Directors of Pinnacle determines in good faith that a development has occurred or a condition exists as a result of which the registration statement or the Prospectus contains or incorporates by reference a material misstatement or omission, the correction of which would require the premature disclosure of confidential information that would, in the good faith determination of the Board of Directors, materially and adversely affect Pinnacle, Pinnacle will immediately notify the Holders thereof by telephone and in writing. Upon receipt of such notification, Holders will immediately suspend all offers and sales of any Registrable Securities pursuant to the registration statement for a period not to exceed 30 days. Pinnacle may not exercise this delay right more than once in any twelve (12) month period.

         1.2      Company Registration.

                  (a) If, at any time or from time to time within seven (7) years after the effective date of the first registration statement for a public offering of securities of the Company, the Company shall determine to register any of its securities, whether for its own account in connection with an offering of its securities to the general public for cash on a form which would permit the registration of Registrable Securities, other than (i) a registration relating solely to employee benefit plans on Form S-1 or S-8 or similar forms which may be promulgated in the future, or (ii) a registration on Form S-4 or similar form which may be promulgated in the future relating solely to a SEC Rule 145 transaction, the Company will promptly give to the Holders written notice thereof and include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests, made within thirty (30) business days after mailing or personal delivery of such written notice from the Company by any Holders, except as set forth in Section 7.4(b). Such written request may specify all or a part of the Holder's Registrable Securities.

                  (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.2(a). In such event the right of any Holder to registration pursuant to this
Section 1.2 shall be conditioned upon such Holder's participating in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in the form negotiated by the Company with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in such registration and underwriting to not less than thirty percent (30%) of the securities sought to be included therein (based on aggregate market values). The Company shall so


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advise  all  Holders  whose   securities   would  otherwise  be  registered  and
underwritten pursuant hereto, and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such registration held by such Holders at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the underwriter.

                  (c) In the case of each registration effected by the Company pursuant to Section 1.2, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

                           (i) Keep such registration  effective for a period of
one hundred twenty (120) days or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

                           (ii)  Furnish such number of  prospectuses  and other
documents incident thereto as a Holder participating in such registration from time to time may reasonably request.

         1.3      Expenses.

                  (a) All expenses, other than discounts and commissions, incurred in connection with any registration pursuant to Section 1.1 and Section
1.2 shall be borne by the Company. The costs and expenses of any such registration shall include, without limitation, the reasonable fees and expenses of the Company's counsel and its accountants, the reasonable fees and expenses of one counsel for the Holders and all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, the fees and expenses of the Company's transfer agent and all other costs and expenses of complying with the provisions of this Section 1 with respect to such registration (collectively, "Registration Expenses").

                  (b) Excluding the Registration Expenses, the participating Holders shall pay all other expenses incurred on their behalf with respect to any registration pursuant to Section 1.1 or 1.2, including any counsel for the participating Holders (other than counsel as provided in Section 1.3(a)) and all underwriting discounts and selling commissions with respect to the Registrable Securities sold by them pursuant to such registration statement.

         1.4      Indemnification.

                  (a) To the extent permitted by law, the Company will indemnify each Holder (excluding Holders who are then directors or officers of the Company), each of their respective officers and


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directors,  and each  person  controlling  such  person,  with  respect to which registration,  qualification  or compliance  has been effected  pursuant to this
Section 1, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such person, each of its officers and directors, and each person controlling such person, each such underwriter and each person who controls any such underwriter, for any
legal  and  any  other   expenses   reasonably   incurred  in  connection   with
investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such person or underwriter and stated to be specifically for use therein.

                  (b) To the extent permitted by law, each Holder will, if Registrable Securities held by or issuable to such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, its legal counsel, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act and each other such Holder, each of its officers and directors and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

                  (c) Each party entitled to indemnification  under this Section
1.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, if such counsel is other than counsel named herein, shall be approved


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by the Indemnified  Party (whose  approval shall not  unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall, if such failure is prejudicial to the Indemnifying Party's ability to defend such action, relieve the Indemnifying Party of its obligations under this Section 1, but not of any obligation arising apart from this Section 1. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 1.5, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and such Indemnifying Party shall reimburse such Indemnified Party and any person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 1.4.

         1.5 Information by Holder. The Holders whose securities are included in any registration effected pursuant to this Section 1 shall furnish in writing to the Company such information regarding such persons and the distribution proposed by such persons as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1. The Company's obligations under this Section 1 are conditioned upon compliance by such persons with the provisions of this
Section 1.5.

         1.6 Sale without Registration. The holder of each certificate representing securities of the Company required to bear the legend in substantially the form set forth in Section 6.14 of the Purchase Agreement (or any similar legend) by acceptance thereof agrees to comply in all respects with the provisions of this Section 1.6. Prior to any proposed transfer of any Registrable Securities which shall not be registered under the Securities Act, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, accompanied by: (a) such information as is reasonably necessary in order to establish that such transfer may be made without registration under the Securities Act; and (b) except for transfers proposed to be made in accordance with SEC Rule 144 (as in effect at the date hereof and as amended from time to time thereafter) or to any constituent partner of any Miro, at the expense of the Holder or transferee, an unqualified written opinion of legal counsel, satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under the Securities Act; provided that nothing contained in this Section 1.6 shall relieve the Company from complying with any request for registration, qualification  or  compliance  made  pursuant  to the other  provisions  of this
Section 1.

         1.7 Transfer of Registration Rights. The rights to cause the Company to register securities granted by the Company under Sections 1.1 and 1.2 may be assigned by any Miro to the transferee or assignee of not less than 20% of Registrable Securities (as adjusted for stock splits and the like) and


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provided  that the Company is given written  notice of any such transfer  within thirty (30) days of the date of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and provided further that the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company and provided further that the transferee or assignee of such rights assumes in writing in a form reasonably acceptable to the Company the obligations of Miro under this Agreement.

         1.8 Termination of Registration Rights. The registration rights granted pursuant to this Section 1 shall terminate as to any Holder at such time as all Registrable Securities beneficially owned by such Holder can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 and a written opinion to that effect of legal counsel for the Company delivered to such Holder which shall be reasonably satisfactory in form and substance to legal counsel for such Holder. Notwithstanding the foregoing, such registration rights shall terminate seven
(7) years after the effective date of the first registration statement for a public offering of securities of the Company.

         1.9 Sale of Registrable Securities. The sale of Registrable Securities of any Holder shall be effected through the offices of Hambrecht & Quist.


                                    SECTION 2
                                  MISCELLANEOUS

         2.1      Certain Definitions. As used in this Agreement:

                  (a) The term "beneficially owned" refers to the meaning of such terms as provided in Rule 13d-3 promulgated under the Exchange Act. References to ownership of Voting Stock hereunder mean beneficial ownership.

                  (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                  (c) The term "person" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

                  (d) The term "Holder" means Miro and any transferee of Registrable Securities pursuant to Section 1.8 of this Agreement, provided that any such person shall cease to be a Holder at such time as the registration rights to which such person is entitled hereunder terminate pursuant to Section 1.10.

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                  (e) The  terms  "register,"  "registered"  and  "registration"
refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

                  (f) The term  "Registrable  Securities" means (i) the Pinnacle
Shares and (ii) any Common Stock of the Company issued by the Company to Miro in respect of the Pinnacle Shares upon any stock split, stock dividend, recapitalization, or similar event; provided, that if, upon any stock dividend, recapitalization or similar event, the Company issues securities which are not immediately convertible into Common Stock, the term "Registrable Securities" shall also include such securities.

                  (g) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                  (h)  The  term  "SEC"  means  the   Securities   and  Exchange
Commission or any other federal agency at the time administering the Securities Act.

         2.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely within, such state.

         2.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by a party without the prior written consent of the other party. This Agreement is not intended and shall not be construed to create any rights or remedies in any parties other than Miro and the Company and no person shall assert any rights as third party beneficiary hereunder.

         2.4 Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         2.5 Notices and Dates. All notices or other communications required or permitted under this Agreement shall be made in the manner provided in Section 10.1 of the Purchase Agreement. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

         2.6 Language Interpretation. In the interpretation of this Agreement, unless the context otherwise requires, (i) words importing the singular shall be deemed to import the plural and vice versa, (ii) words denoting gender shall include all genders, (iii) references to persons shall include corporations or other entities and vice versa, and (iv) references to parties, sections, schedules, paragraphs and


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exhibits shall mean the parties, sections, schedules, paragraphs and exhibits of and to this Agreement, unless otherwise indicated by the context.

         2.7 Table of Contents; Titles; Headings. The Table of Contents, titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         2.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

         2.9 Severability. If any provision of this Agreement or portion thereof is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.


"COMPANY"            PINNACLE SYSTEMS, INC.,
                     a California corporation


                     By:     /S/ ARTHUR D. CHADWICK
                            --------------------------------------------------

                     Name:     Arthur D. Chadwick
                            --------------------------------------------------

                     Title: Vice President, Finance and Administration and CFO
                            --------------------------------------------------



"MIRO"               MIRO COMPUTER PRODUCTS AG
                     a corporation organized under the laws
                     of Germany


                     By:    /S/ G. BLINN
                            --------------------------------------------------

                     Name:   G. Blinn
                            --------------------------------------------------

                     Title:   CFO
                            --------------------------------------------------